Exhibit 99



                             Joint Filer Information


Name:                      Elan International Services, Ltd.


Address:                   102 St. James Court
                           Flatts, Smiths FL 04
                                     Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    DOV Pharmaceutical, Inc. (DOVP)


Date of Earliest
Transaction Required
to be Reported:            02/11/04


Signature:  /s/ Debra Moore Buryj
            ----------------------------------
            Name:   Debra Moore Buryj
            Title:  Vice President
            ELAN INTERNATIONAL SERVICES, LTD.



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                             Joint Filer Information


Name:                      Elan Pharmaceutical Investments, Ltd.


Address:                   102 St. James Court
                           Flatts, Smiths FL 04
                                     Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    DOV Pharmaceutical, Inc. (DOVP)


Date of Earliest
Transaction Required
to be Reported:            02/11/04


Signature:  /s/ Debra Moore Buryj
            -------------------------------------
            Name:  Debra Moore Buryj
            Title: Vice President
            ELAN PHARMACEUTICAL INVESTMENTS, LTD.